UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ____________

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                          June 7, 2005 (June 2, 2005)
                                 ____________

                                MEDICORE, INC.
            (Exact name of registrant as specified in its charter)

           Florida                       0-6906              59-0941551
(State or other jurisdiction          (Commission          (IRS Employer
       of incorporation)              File Number)       Identification No.)

     2337 West 76th Street, Hialeah, FL                       33016
    (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code: (305) 558-4000

                               Not Applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On June 2, 2005, Medicore, Inc. ("Medicore") entered into an Agreement and Plan of Merger (the "Merger Agreement") with its majority owned (approximately 56%) subsidiary, Dialysis Corporation of America ("DCA"), providing for, among other things, the merger of Medicore with and into DCA. Under the terms of the Merger Agreement, upon consummation of the merger, each share of Medicore common stock will be converted into the right to receive .68 of a share of DCA. DCA will issue an aggregate maximum of 5,289,332 shares of its common stock to the Medicore shareholders, assuming prior to completion of the merger, all outstanding Medicore options are exercised, Medicore shareholders ratify Thomas K. Langbein's (Chairman of the Board of Medicore and DCA, and Medicore's President and CEO) share election under the terms of his employment agreement with Medicore, and there are no Medicore dissenting shareholders. The 4,821,244 shares of DCA owned by Medicore will be retired and returned to authorized capital of DCA. Accordingly, based on the assumptions above, there will be a net issuance by DCA for the merger with Medicore of approximately 468,000 shares, and DCA will have a total of approximately 9,130,000 shares outstanding. Each company is a Florida corporation, and the board of directors and officers of DCA, as the surviving corporation, will continue unchanged. Medicore and DCA believe the merger will qualify as a tax free reorganization for federal income tax purposes, and Medicore has received a legal opinion from outside tax counsel with respect to this matter.

     On June 3, 2005, DCA filed a registration statement on Form S-4 (File No. 333-125515) ("Registration Statement") with the Securities and Exchange Commission ("SEC") with respect to the issuance of its shares in the merger. The Registration Statement includes DCA's information statement relating to its annual meeting of shareholders, as well as Medicore's proxy statement relating to its annual meeting of shareholders, seeking shareholder approval of certain matters, including the adoption of the Merger Agreement.

     The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Appendix A to the proxy statement/prospectus forming a part of the aforementioned Registration Statement filed with the SEC. The tax opinion provided to Medicore referred to above was filed as Exhibit 8.1 to the Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein
                                       By______________________________
                                         THOMAS K. LANGBEIN
                                         Chairman of the Board, President and
                                         Chief Executive Officer

Dated:  June 7, 2005